CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Silex Interiors, Inc.

Tulsa, Oklahoma

We consent to the use in the Registration Statement of Silex Interiors, Inc. on Form S-1/A of my Report of Independent Registered Public Accounting Firm, dated October 1, 2012 on the consolidated balance sheets of Silex Interiors, Inc. as of December 31, 2010 and 2011, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Tulsa, Oklahoma

October 29, 2012